As filed with the Securities and Exchange Commission on May 20, 1998
                                                Registration No. 333-
===========================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                              ---------------

                                 FORM S-3MEF
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                              ---------------
                              CVS Corporation
          (Exact Name of Registrant as specified in its charter)

            Delaware                                  05-0494040
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)

                              ---------------
                               One CVS Drive
                      Woonsocket, Rhode Island 02895
                              (401) 765-1500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              ---------------
                            Charles C. Conaway
           Executive Vice President and Chief Financial Officer
                              CVS Corporation
                               One CVS Drive
                      Woonsocket, Rhode Island 02895
                              (401) 765-1500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ---------------
                                Copies to:

     Dennis S. Hersch, Esq.                  Alan S. Schwartz, Esq.            Robert E. Buckholz, Jr., Esq.
  Deanna L. Kirkpatrick, Esq.                 Norman Beitner, Esq.                  Sullivan & Cromwell
     Davis Polk & Wardwell              Honigman Miller Schwartz and Cohn            125 Broad Street
      450 Lexington Avenue                2290 First National Building           New York, New York 10004
    New York, New York 10017              Detroit, Michigan 48226-3583                (212) 558-4000
         (212) 450-4000                          (313) 256-7800


      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] File No. 333-52055

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                                       Proposed           Proposed
                                                      Number of        Maximum            Maximum
                                                     Shares to be   Offering Price       Aggregate             Amount of
Title of Each Class of Securities to be Registered    Registered     Per Share (1)    Offering Price (1)   Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share(2).........      589,265          $68.5          $40,364,652.50         $11,907.58
===========================================================================================================================

--------------------
(1) Estimated solely for the purpose of calculating the registration fee based upon the average of the reported high and low sales prices of the Common Stock on the New York Stock Exchange on May 19, 1998.
(2) Up to 589,265 shares of Common Stock registered hereby may be delivered upon the exchange of Trust Automatic Common Exchange Securities registered on a separate registration statement filed pursuant to Rule 462(b) relating to the registration statement on Form N-2 (Registration Nos. 333-41617 and 811-08539). Such number of shares of Common Stock that may be delivered upon such exchange is subject to adjustment in accordance with Rule 416. Since such shares of Common Stock are deliverable only upon the exchange of Trust Automatic Common Exchange Securities for which a registration fee is being paid pursuant to the registration statement referenced above, no further registration fee with respect to such shares is required pursuant to the provisions of Rule 457(i).



               The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===========================================================================


          Incorporation By Reference of Registration Statement on
                       Form S-3, File No. 333-52055

               CVS Corporation (the "Company") hereby incorporates by reference into this Registration Statement on Form S-3MEF in its entirety the Registration Statement on Form S-3 (File No. 333-52055) declared effective on May 20, 1998 by the Securities and Exchange Commission (the "Commission"), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein.


Exhibits
--------
   5.1    Opinion of Davis Polk & Wardwell
  23.1    Consent of KPMG Peat Marwick LLP
  23.2    Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
  24.1    Powers of Attorney*
-------------
* Incorporated by reference to the Company's Registration Statement on Form S-3, No. 333-52055


               Pursuant to the requirements of the Securities Act of 1933, CVS Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Woonsocket, State of Rhode Island, on May 20, 1998.

                                            CVS CORPORATION

                                            By: /s/ Charles C. Conaway
                                                --------------------------
                                                Charles C. Conaway
                                                Executive Vice President and
                                                Chief Financial Officer


               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                            Title                                Date
          ---------                                            -----                                ----
                                             President, Chief Executive Officer and             May 20, 1998
      *                                        Director (Principal Executive Officer)
-----------------------------
Thomas M. Ryan


                                             Executive Vice President and Chief                 May 20, 1998
                                               Financial Officer (Principal Financial
/s/ Charles C. Conaway                         Officer)
-----------------------------
Charles C. Conaway


      *                                      Vice President (Principal Accounting Officer)      May 20, 1998
-----------------------------
Larry D. Solberg


      *                                      Director                                           May 20, 1998
-----------------------------
Allan J. Bloostein


      *                                      Director                                           May 20, 1998
-----------------------------
W. Don Cornwell


      *                                      Director                                           May 20, 1998
-----------------------------
Thomas P. Gerrity


      *                                      Chairman of the Board and Director                 May 20, 1998
-----------------------------
Stanley P. Goldstein


      *                                      Director                                           May 20, 1998
-----------------------------
William H. Joyce


      *                                      Director                                           May 20, 1998
-----------------------------
Terry R. Lautenbach


      *                                      Director                                           May 20, 1998
-----------------------------
Terrence Murray


      *                                      Director                                           May 20, 1998
-----------------------------
Sheli Z. Rosenberg


      *                                      Director                                           May 20, 1998
-----------------------------
Ivan G. Seidenberg


      *                                      Director                                           May 20, 1998
-----------------------------
Thomas O. Thorsen


      *                                      Director                                           May 20, 1998
-----------------------------
Eugene Applebaum

*By: /s/Charles C. Conaway                   Attorney-in-Fact
-----------------------------
Charles C. Conaway





                             INDEX TO EXHIBITS


Exhibits
--------
   5.1    Opinion of Davis Polk & Wardwell
  23.1    Consent of KPMG Peat Marwick LLP
  23.2    Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
  24.1    Powers of Attorney*

------------
* Incorporated by reference to the Company's Registration Statement on Form S-3, No. 333-52055